UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2007

ROPER INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-12273	51-0263969
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2160 Satellite Blvd., Suite 200

Duluth, Georgia

(Address of principal executive offices)

30097

(Zip Code)

(770) 495-5100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On January 8, 2007, Derrick Key provided notice to Roper Industries, Inc. (the “Company”) and its Board of Directors (the “Board”) of his retirement, effective on January 9, 2007. Mr. Key served as a director of the Company since December 1991 and has been associated with the Company for over twenty-five years, including serving in various executive officer positions.

A copy of the press release dated January 12, 2007, announcing Mr. Key’s departure is attached hereto as Exhibit 99.1 and incorporated by reference herein.

(d) On January 9, 2007, the Board elected Richard Wallman to serve on the Company’s Board until our Annual Meeting of Shareholders in 2008, at which time the Company anticipates that Mr. Wallman will be nominated to serve for an additional term. Mr. Wallman fills a vacancy created by the retirement of Mr. Key.

The Board has determined that Mr. Wallman qualifies as an independent director under the New York Stock Exchange listing standards. There was no arrangement or understanding pursuant to which Mr. Wallman was elected as a director, and there are no related party transactions between Mr. Wallman and the Company. For accepting appointment as an outside director, Mr. Wallman will receive 2,000 shares of restricted common stock pursuant to the Company’s 2006 Stock Incentive Plan.

Mr. Wallman will serve on the Company’s Nominating and Governance Committee.

Mr. Wallman served in senior financial positions with IBM, AlliedSignal and Honeywell International. He presently serves as a director of Ariba, Inc., Avaya Inc., Express-Jet Airlines, Inc., Hayes-Lemmerz International, Inc., and Lear Corporation.

A copy of the press release dated January 12, 2007, announcing the election of Mr. Wallman to the Board of Directors, is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired – Not applicable

(b)	Pro Forma financial information – Not applicable

(d)	Exhibits –

Exhibit No.	Description

99.1	Text of Press Release dated January 12, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROPER INDUSTRIES, INC.

/s/ David B. Liner
David B. Liner Vice President, General Counsel and Secretary

Date: January 12, 2007

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